UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 6, 2005
(June 1, 2005)

STORAGE TECHNOLOGY CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or jurisdiction of incorporation)	1-7534 (Commission File Number)	84-0593263 (IRS Employer Identification No.)

One StorageTek Drive, Louisville, Colorado 80028-4309
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (303) 673-5151

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 1, 2005, the Board of Directors of Storage Technology Corporation (“StorageTek”) adopted certain amendments (the “Amendments”) to Sections 1, 2, and 4 of Article VII, Indemnification, of StorageTek’s Bylaws.

Section 1 of Article VII was amended to provide, among other things, that in order to be entitled to receive indemnification, the indemnitee must have acted in a good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding had no reasonable cause to believe such conduct was unlawful.

Section 2 of Article VII was amended to provide that the indemnitee, rather than the corporation, may select the counsel for the defense and/or assume the defense of the proceeding.

Section 4 of Article VII was amended to provide that, if a change in control has occurred, the determination of whether the corporation shall indemnify the indemnitee shall be made by an independent counsel selected by the indemnitee, subject to the prior consent of the Board, not to be unreasonably withheld.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to Article VII of the Bylaws, which is filed as Exhibit 3.1 hereto, and is incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

3.1	Article VII of the Bylaws of StorageTek

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2005	Storage Technology Corporation
	By:	/s/ Thomas G. Arnold
Vice President,
Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description

3.1	Article VII of the Bylaws of StorageTek